                                 EXHIBIT 10.3

                    EMPLOYMENT AGREEMENT - EDWIN L. HERBERT

                                     -71-
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                                   AGREEMENT
                                   ---------


          THIS AGREEMENT dated July 1, 1996, is made by and between ValliCorp Holdings, Inc., a Delaware corporation (the "Company"), and EDWIN L. HERBERT (the "Executive").

          WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company, on the terms set forth herein; and

          WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as defined in Section 2.14(E) hereof) exists, as in the case of any publicly-held corporation, and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

          WHEREAS, as a part of the terms of the Executive's employment the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Executive to his assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control.

          NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

SECTION 7.  EMPLOYMENT
-------     ----------

          7.1  Employment.  The Company hereby employs the Executive and the
               ----------
Executive hereby accepts employment during the Term of Employment upon the terms and conditions set forth herein.

          7.2  Term of Employment.  The "Term of Employment" is the period
               ------------------
beginning on July 1, 1996 (the "Commencement Date") and ending on June 30, 2000. The Term of Employment may

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terminate earlier or be extended as provided in this Agreement; provided however, that this Agreement shall not terminate earlier than the date that the provisions of Section 2 hereof cease to be applicable.

          7.3  Renewal.  The Term of Employment shall be extended for one year
               -------
on each anniversary of the Commencement Date unless (a) the Company or the Executive has given three (3) months' written notice of its or his intent not to extend the termination date or (b) the Term of Employment has been terminated under the provisions of Section 1.9 or 1.10.

          7.4  Duties.  The Executive is employed as Executive Vice President,
               ------
General Counsel and Secretary of the Company and, under the direction of the Board and Chief Executive Officer, shall perform and discharge well and faithfully the duties that may be assigned to him from time to time by the Chief Executive Officer in connection with the conduct of the Company's business.

          7.5  Extent of Services.  The Executive shall devote his entire
               ------------------
business time, attention, and energies to the business of the Company during the term of the Executive's employment with the Company. The foregoing, however, shall not preclude the Executive from engaging in appropriate civic, charitable, or religious activities or from devoting a reasonable amount of time to private investments or from serving on boards of directors of other entities, as long as such activities and services do not interfere or conflict with his responsibilities to the Company.

          7.6  Locations of Performance.  The Executive's services shall be
               ------------------------
performed primarily in the vicinity of Fresno, California. The parties acknowledge, however, that the Executive may be required to travel in connection with the performance of his duties hereunder.

          7.7  Compensation.
               ------------

               (A)  Salary.  During the Term of Employment, the Company shall
                    ------
pay the Executive a monthly salary of $10,583.34,

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payable in arrears in installments on the 15th and the last day of each month.
The Executive's salary shall be adjusted annually, on the anniversary of this Agreement, to reflect such changes as the Board determines appropriate, based on the Executive's performance for the most recent performance period.

               (B)  Incentive Programs.  During the Term of Employment, the
                    ------------------
Executive shall be entitled to participate in any annual and long-term incentive programs adopted by the Company and which cover employees in positions comparable to that of the Executive.

               (C)  Expenses.  The Executive shall be entitled to prompt
                    --------
reimbursement of all reasonable business expenses incurred by him in the performance of his duties during the Term of Employment, subject to the presenting of appropriate vouchers and receipts in accordance with the Company's policies.

          7.8  Employee Benefits.  During the Term of Employment, the Executive
               -----------------
shall be entitled to participate in employee benefit plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health, and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto.

          7.9  Termination by the Company; Death.  Notwithstanding the
               ---------------------------------
provisions of Sections 1.2 and 1.3, and except for situations in which the termination of employment provisions of Section 2 apply, the Term of Employment and the Executive's employment hereunder may be terminated by the Company without any breach of this Agreement under the following circumstances:

               (A)  Involuntary Termination.  The Executive's employment is at
                    -----------------------
will. The Company reserves the right to terminate the Executive's employment at any time whatsoever, with or without cause, with thirty (30) days' written notice to the Executive. The Term of Employment shall terminate on the last day of the notice period, but the Company may require the

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Executive to cease performing services at any time once the notice is given.

               (B)  Involuntary Termination for Just Cause.  The Company
                    --------------------------------------
reserves the right to terminate the Executive's employment for Just Cause. "Just Cause" shall exist if the Executive has: (i) willfully breached or habitually neglected the duties which he was required to perform under the terms of this Agreement, or (ii) committed act(s) of dishonesty, theft, embezzlement, fraud, misrepresentation, or other act(s) of moral turpitude against the Company, its subsidiaries or affiliates, its shareholders, or its employees. The Company shall give the Executive written notice of the termination and the reasons therefor. The Term of Employment shall terminate immediately upon receipt of the notice.

               (C)  Disability.  The Term of Employment shall terminate three
                    ----------
(3) months after the Company gives the Executive written notice that it intends to terminate his employment on account of Disability or on such later date as the Company specifies in such notice. If the Executive resumes the performance of substantially all of his duties under this Agreement before the termination becomes effective, the notice of intent to terminate shall be deemed to have been revoked.

               (D)  Death.  The Term of Employment shall terminate upon the
                    -----
Executive's death.

          7.10  Termination By The Executive.  Notwithstanding the provisions of
                ----------------------------
Sections 1.2 and 1.3, the Term of Employment and the Executive's employment hereunder may be terminated without any breach of this Agreement by the Executive under the following circumstances:

               (A)  Voluntary Termination.  Subject to Section 2.4 hereof, the
                    ---------------------
Executive may terminate his employment with the Company at any time with three
(3) months' written notice to the Company. The Term of Employment shall end on the last day on which the Executive performs services for the Company.

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               (B)  Termination for Good Cause.  The Executive may terminate his
                    --------------------------
employment with the Company for Good Cause by giving the Company thirty (30) days' notice of its breach, the reasons why the breach constitutes Good Cause and of his intent to terminate on such basis. If the Company cures its breach within the thirty (30) day period, the Executive may rescind his notice of intent to terminate, or terminate his employment under Section 1.10(A) hereof as though his notice of breach was the notice provided for under Section 1.10(A).
If the Company fails to cure its breach within the thirty (30) day period, the Term of Employment shall end on the last day of the notice period.

          The term "Good Cause" as used herein means a material reduction in the Executive's compensation under Section 1.7 or benefits under Section 1.8, a material reduction in the Executive's title or responsibilities, or a relocation of the Executive's primary place of employment so that the Executive's one-way commute distance is increased by more than (40) miles.

          7.11  Benefits on Termination of Employment.  Except as provided in
                -------------------------------------
Section 2.1 hereof, if the Executive's employment is terminated during the Term of Employment, the Executive shall be entitled to receive the following benefits:

               (A)  Death; Disability; Voluntary Termination; Termination for
                    ---------------------------------------------------------
Just Cause.  If employment is terminated under Section 1.9 (B), (C), or (D), or
----------
Section 1.10(A), the Executive shall receive (i) salary through the Term of Employment; (ii) any incentive compensation earned but not yet paid; and (iii) reimbursement of expenses incurred under Section 1.7(C) but not yet reimbursed. All other employee benefits and compensation shall cease on the last day on which the Executive performs services as an employee, except to the extent that continued coverage is required by law.

               (B)  Involuntary Termination; Termination for Good Cause.  If the
                    ---------------------------------------------------
Executive's employment is terminated under the provisions of Sections 1.9(A) or 1.10(B), the Executive shall receive in a lump sum payment an amount equal to the sum of

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clauses (i) through (iii) in Section 1.11(A), and, in addition, twelve (12)
months of salary under Section 1.7(A) computed with reference to the annual salary in effect immediately preceding the date of termination.

All other employee benefits and compensation, including any incentive benefits for the year in which the Term of Employment ends, shall cease on the last day on which the Executive performs services as an employee of the Company except to the extent that continued coverage is required by law.

          7.12  Non-Renewal.  If the Executive or the Company gives notice of
                -----------
intent not to extend the Term of Employment under Section 1.3, the Executive's salary and benefits shall cease on the last day of the Term of Employment, except to the extent that continued coverage is required by law.

          7.13  Recovery of Litigation Costs.  If any legal action or other
                ----------------------------
preceding is brought for the enforcement of any provision under Section 1 of this Agreement (or Section 3 of this Agreement in connection with its applicability under Section 1 of this Agreement) or any agreement or instrument delivered under or in connection with Section 1 of this Agreement (or Section 3 of this Agreement in connection with its applicability under Section 1 of this Agreement), or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of Section 1 of this Agreement (or Section 3 of this Agreement in connection with its applicability under Section 1 of this Agreement), the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

SECTION 8.     TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE IN CONTROL
-------        ----------------------------------------------------------------

          8.1  Applicability of Section 2.  No payments will be required under
               --------------------------
Section 1.11 of this Agreement in connection with the Executive's Termination of Employment to the extent that the

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payments and benefits provided for by Section 2 of this Agreement are paid or provided to the Executive.

          8.2  Term of Change in Control Provisions.  Either the Company or the
               ------------------------------------
Executive may terminate the applicability of the provisions of this Section 2 by giving the other at least one (1) year advance written notice of termination thereof; provided, however, that if a Change in Control shall have occurred during the term of this Agreement, the provisions of Section 2 hereunder shall continue in effect until all obligations of either party hereto have been performed in full. Notwithstanding the foregoing, the provisions of this Section 2 shall terminate upon the Executive's attaining age sixty-five (65), except as to obligations of the Company hereunder arising from a Change in Control and/or a termination of the Executive's employment prior to his having reached such age.

          8.3  Company's Covenants Summarized.  In order to induce the
               ------------------------------
Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 2.4 hereof, the Company agrees, under the terms and conditions set forth herein, that, upon a Change in Control during the term of this Agreement, certain benefits shall thereupon become vested as set forth in Section 2.5 hereof, and paid in accordance with the provisions thereof, and, in the event that the Executive's employment with the Company is terminated thereafter during the Coverage Period, the Company shall pay the Executive the amounts provided for in Section 2.6 hereof.

          8.4  The Executive's Covenant.  The Executive agrees that, subject to
               ------------------------
the terms and conditions of this Agreement, and notwithstanding the provisions in Section 1.10(A) of this Agreement, in the event of a Potential Change in Control, the Executive will remain in the employ of the Company until the earliest of (a) a date which is nine (9) months after the date of such Potential Change of Control, (b) the date of a Change in Control, (c) the date of termination by the Executive of the Executive's employment for Good Reason (determined by treating the Potential Change in Control for this purpose as a Change in

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Control in applying the definition of Good Reason) or by reason of death or
Disability, (d) the termination by the Company of the Executive's employment for any reason, or (e) the Executive's attaining age sixty-five (65).

          8.5  Vesting of Bonus in the Event of a Change in Control.  Upon the
               ----------------------------------------------------
occurrence of a Change in Control, the Executive shall have a vested and nonforfeitable right to receive in cash an amount equal to the target bonus amount which the Executive could earn for the year in which the Change in Control occurs pursuant to the ValliCorp Holdings, Inc. Executive Management Committee's Management Bonus Program for such year, or under any other management incentive plan or program in effect in such year, as if 100% of all objectives provided for thereunder had been met for that year (the "Vested Bonus Amount"). The Executive's Vested Bonus Amount pursuant to the preceding sentence shall be promptly paid to the Executive at the date on which such bonus would have been paid pursuant to such plan or program if no Change in Control had occurred. Notwithstanding the foregoing, however, in the event that the Executive's Date of Termination after a Change in Control falls in the fiscal year in which such Change in Control occurs, the Executive shall not be entitled to receive a bonus pursuant to this Section 2.5, but shall instead be entitled to the bonus amount as provided in Section 2.6(B)(iii) hereof.

          8.6  Benefits and Rights upon Termination of Employment.
               --------------------------------------------------

               (A)  General Termination Rights and Benefits.  If the Executive's
                    ---------------------------------------
employment by the Company is terminated after a Change in Control for any reason (whether by the Company or the Executive), the Company shall pay to the Executive the payments described in Subsections (i) through (iii) below.

                    (i)   Previously Earned Salary.  The Company shall pay the
                          ------------------------
Executive's full salary to the Executive through the Date of Termination at the highest rate in effect during the sixty (60) day period preceding the date the Notice of Intent to

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Terminate is given, together with all compensation and benefits payable to the
Executive through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period.

                    (ii)  Previously Earned Benefits.  The Company shall pay the
                          --------------------------
Executive's normal post-termination compensation and benefits to the Executive as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance, pension, welfare and other compensation or benefit plans, programs and arrangements.

                    (iii) Payment of Vested Bonus Amount.  Except to the extent
                          ------------------------------
that the Company has previously paid to the Executive all or a portion of his Vested Bonus Amount pursuant to Section 2.5 hereof, the Company shall pay to the Executive a lump sum cash payment equal to the Executive's Vested Bonus Amount.

               (B)  Severance Benefits.  In addition to the payments provided
                    ------------------
for by Section 2.6(A) hereof, the Company shall pay to the Executive the payments described in Subsections (i) through (iii) below (the "Severance Benefits") upon termination of the Executive's employment with the Company during the Coverage Period, unless such termination is (a) by the Company for Cause, (b) by reason of the Executive's death or Disability or after the Executive attains age sixty-five (65) or (c) by the Executive without Good Reason.

                    (i)   Lump-Sum Severance Payment.  In lieu of any further
                          --------------------------
salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to two (2) (or, if less, the number of years, including fractions, from the Date of Termination until the Executive would have reached age sixty-five (65)) times the sum of (a) the Executive's Annual Base Salary and
(b) the Executive's Annual Bonus. Notwithstanding the preceding sentence, the amount of the lump sum payment provided for therein shall be reduced by any lump sum cash severance

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payment which is actually paid by the Company to the Executive pursuant to any other plan or agreement on or prior to the date on which the payment pursuant to this Subsection 2.6(B)(i) is required to be paid.

                    (ii)  Continued Benefits.  For a twenty-four (24) month
                          ------------------
period (or, if less, the number of months from the Date of Termination until the Executive would have reached age sixty-five (65)) after the Date of Termination (the "Benefits Period"), the Company shall provide the Executive with group term life insurance, health insurance and long-term disability insurance benefits ("Welfare Benefits") substantially similar in all respects to those which the Executive is receiving immediately prior to the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control which reduction constitutes or may constitute Good Reason). Benefits otherwise receivable by the Executive pursuant to this Section 2.6(B)(ii) shall be reduced to the extent substantially similar benefits are actually received by or made available to the Executive by any other employer during the same time period for which such benefits would be provided pursuant to this Section 2.6(B)(ii) at a cost to the Executive that is commensurate with the cost incurred by the Executive immediately prior to the Executive's Date of Termination (without giving effect to any increased costs paid by the Executive after the Change in Control which constituted or might have constituted Good Reason); provided, however, that if the Executive becomes employed by a new employer which maintains a medical plan that either (i) does not cover the Executive or a family member or dependent with respect to a preexisting condition which was covered under the applicable Company medical plan, or (ii) does not cover the Executive or a family member or dependent for a designated waiting period, the Executive's coverage under the applicable Company medical plan shall continue (but shall be limited in the event of noncoverage due to a preexisting condition, to such preexisting condition) until the earlier of the end of the applicable period of noncoverage under the new employer's plan or the end of the Benefits Period. The Executive agrees to report to the Company any coverage and benefits

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actually received by the Executive from such other employer(s). The Executive shall be entitled to elect to change his level of coverage and/or his choice of coverage options (such as the Executive only or family medical coverage) with respect to the Welfare Benefits to be provided by the Company to the Executive to the same extent that actively employed senior executives of the Company are permitted to make such changes; provided, however, that in the event of any such changes the Executive shall pay the amount of any cost increase that would actually be paid by an actively employed executive of the Company by reason of making the same change in his level of coverage or coverage options.

                    (iii) Bonus for Year in Which Date of Termination Occurs.
                          --------------------------------------------------
The Company shall pay to the Executive a lump sum cash amount equal to the product of (x) and (y), where (x) is an amount equal to the target bonus amount which the Executive could earn for the year in which the Date of Termination occurs pursuant to the ValliCorp Holdings, Inc. Executive Management Committee's Management Bonus Program for such year, or under any other management incentive plan or program in effect in such year, as if 100% of all objectives provided for thereunder had been met for that year, and (y) is a fraction the numerator of which is the number of days from and including the first day of the year in which the Date of Termination occurs until (and including) the Executive's Date of Termination and the denominator of which is 365 days.

               (C)  Gross-Up Payment.  In the event that the Executive becomes
                    ----------------
entitled to the Severance Benefits or any other benefits or payments under
Section 2 of this Agreement (other than pursuant to this Section 2.6(C)) or the KESOP or DSOP by reason of the accelerated vesting of stock options thereunder (together, the "Total Benefits"), and in the event that any of the Total Benefits will be subject to the Excise Tax, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Benefits and any federal, state and local income tax, Excise Taxes and FICA and

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Medicare withholding taxes upon the payment provided for by this Section 2.6(C), shall be equal to the Total Benefits.

          For purposes of determining whether any of the Total Benefits will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other agreement, plan or arrangement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel ("Tax Counsel") selected by the Company's independent auditors and acceptable to the Executive, such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the Base Amount, or are otherwise not subject to the Excise Tax, (ii) the amount of the Total Benefits which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Benefits reduced by the amount of such Total Benefits that in the opinion of Tax Counsel are not parachute payments, or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (i), above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the reduction in federal income taxes

                                     -83-
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which could be obtained from deduction of such state and local taxes (calculated by assuming that any reduction under Section 68 of the Code in the amount of itemized deductions allowable to the Executive applies first to reduce the amount of such state and local income taxes that would otherwise be deductible by the Executive).

          In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax, federal, state and local income taxes and FICA and Medicare withholding taxes imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax, FICA and Medicare withholding taxes and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment to the Executive in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined.

          8.7  Timing of Payments.  The payments provided for in Sections 2.6(A)
               ------------------
through 2.6(C) (other than Section 2.6(B)(ii) hereof) shall be made on the Date of Termination, provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the

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rate provided in Section 1274(b)(2)(B) of the Code from the fifth (5th) day following the Date of Termination to the payment of such remainder) as soon as the amount thereof can be determined but in no event later than the thirtieth
(30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code from the fifth (5th) day following the Date of Termination to the repayment of such excess).

          8.8  Reimbursement of Legal Costs.  The Company shall pay to the
               ----------------------------
Executive all legal fees and expenses incurred by the Executive as a result of a termination which entitles the Executive to any payments under Section 2 of this Agreement, including all such fees and expenses, if any, incurred in contesting or disputing any Notice of Intent to Terminate under Section 2.9(C) hereof or in seeking to obtain or enforce any right or benefit provided by Section 2 of this Agreement (or Section 3 of this Agreement in connection with its applicability under Section 2 of this Agreement), or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's respective written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

          8.9  Termination Procedures and Compensation During Dispute
               ------------------------------------------------------

               (A)  Notice of Intent To Terminate.  After a Change in Control,
                    -----------------------------
any purported termination of the Executive's employment (other than by reason of death) must be preceded by a written Notice of Intent to Terminate from one party hereto to the other party hereto in accordance with Section 3.6 hereof. For purposes of this Agreement, a "Notice of Intent to Terminate" shall mean a notice which shall indicate the notifying party's opinion regarding the specific provisions of this Agreement that will apply upon such termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the application of the provisions indicated. Further, a Notice of Intent to Terminate for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

               (B)  Date of Termination.  "Date of Termination", with respect
                    -------------------
to any purported termination of the Executive's employment after a Change in Control, shall mean, except as provided in Section 2.9(C) hereof, (a) if the Executive's employment is terminated for Disability, three (3) months after Notice of Intent to Terminate is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such three (3) month period), and (b) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Intent to Terminate (which, in the case of a termination by the Company, shall not be less than thirty (30) days after Notice of Intent to Terminate is given (except in the case of a termination for Cause in which case it shall not be less than ten (10) days after Notice of Intent to Terminate is given, provided that the Company may require the Executive not to report to work during such ten (10) day period), and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Intent to Terminate is given).

               (C)  Dispute Concerning Termination.  If within fifteen (15)
                    ------------------------------
days after any Notice of Intent to Terminate is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 2.9(C)), the party receiving such Notice of Intent to Terminate notifies the other party that a dispute exists concerning the termination or the provisions of this Agreement that apply to such termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

               (D)  Compensation During Dispute.  If a purported termination
                    ---------------------------
occurs following a Change in Control and such termination or the provisions of
Section 2 of this Agreement that apply upon such termination is disputed in accordance with Section 2.9(C) hereof, the Company shall continue to pay the Executive the full compensation (including, but not limited to, salary) at the highest rate in effect during the sixty (60) day period preceding the date that the Notice of Intent to Terminate was given and continue the Executive as a participant in all compensation, benefit, insurance and pension and welfare benefit plans in which the Executive was participating when the Notice of Intent to Terminate was given (not taking into account any reductions in compensation, benefits or insurance under such plans occurring during the sixty (60) day period preceding the date that the Notice of Intent to Terminate was given), until the dispute is finally resolved in accordance with Section 2.9(C) hereof. Amounts paid under this Section 2.9(D) are in addition to all other amounts due under Section 2 of this Agreement (other than those due under Section 2.6(A)(i) hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

          8.10  No Mitigation.  The Company agrees that, if the Executive's
                -------------
employment by the Company is terminated during the Coverage Period, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for under this Agreement (other than to the extent provided in Section 2.6(B)(ii) and Section 2.6(B)(iii)) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

          8.11  Terminations in Anticipation of Change in Control.  The
                -------------------------------------------------
Executive's employment shall be deemed to have been terminated by the Company without Cause during the Coverage Period if the Executive's employment is terminated by the Company without Cause prior to a Change in Control and such termination of employment (a) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (b) otherwise arose in anticipation of a Change in Control. The Executive's employment shall be deemed to have been terminated by the Executive for Good Reason during the Coverage Period if the Executive terminates his employment with Good Reason prior to a Change in Control if the circumstance or event which constitutes Good Reason occurs (a) at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (b) otherwise arose in anticipation of a Change in Control. In the event of a termination of employment described in this Section 2.11, the Executive shall be entitled to all payments and other benefits to which the Executive would have been entitled had such termination occurred during the Coverage Period (other than salary pursuant to Section 2.6(A)(i) hereof for any period after the actual date of termination) and the Executive shall be entitled to an additional payment in an amount which shall compensate the Executive to the extent that the Executive was deprived by such termination of the opportunity prior to termination of employment to exercise stock options granted to him under the KESOP or DSOP at the highest market price of the Company's Common Stock reached in connection with the Change in Control. Notwithstanding the provisions of Section 2.13 hereof, for purposes of this Section 2.11 only, the burden of proving that the requirements of clauses
(a) and (b) of the first and second sentences of this Section 2.11 have been met shall be on the Executive and the standard of proof to be met by the Executive shall be clear and convincing evidence, except that, in the event that the termination of employment occurs following a Potential Change in Control or within two (2) months prior to a Change in Control, the burden of proving that the requirements of clauses (a) and (b) of the first and second sentences of this Section 2.11 have not been met shall be upon the Company, and the standard of proof to be met by the Company shall be clear and convincing evidence.

          8.12  Reduction of Benefits By Legally Required Benefits.
                --------------------------------------------------
Notwithstanding any other provision of this Agreement to the contrary, if the Company is obligated by law or by contract (other than under this Agreement) to pay severance pay, a termination indemnity, notice pay, or the like, or if the Company is obligated by law or by contract to provide advance notice of separation ("Notice Period"), then any Severance Benefits hereunder shall be reduced by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any pay received during any Notice Period.

          8.13  Burden and Standard of Proof.  Except as otherwise expressly
                ----------------------------
provided in Section 2.11 hereof, in any proceeding (regardless of who initiates such proceeding) in which the payment of Severance Benefits or other benefits under Section 2 of this Agreement is at issue, the burden of proof as to whether there exists either Cause or Good Reason for purposes of this Agreement shall be upon the Company or its successor, and the standard of proof to be met with respect thereto shall be clear and convincing evidence.

          8.14  Definitions
                -----------

               (A)  "Annual Base Salary" means the higher of (a) the Executive's
                     ------------------
highest annual base salary in effect during the one (1) year period preceding a Change in Control, or (b) the Executive's highest annual base salary in effect during the one year period preceding the Executive's Date of Termination.

               (B)  "Annual Bonus" means the highest of (a) the average of the
                     ------------
three highest bonuses paid or payable, including any bonus or portion thereof which has been earned but deferred, to the Executive by the Company in respect of the five fiscal years (or such shorter period during which the Executive has been employed by the Company) immediately preceding the fiscal year in which a Change in Control occurs (annualized for any fiscal year during such period consisting of less than twelve full months or with respect to which the Executive has been employed by the Company for less than twelve full months),
(b) the bonus paid or payable (annualized as described above), including any bonus or portion thereof which has been earned but deferred, to the Executive by the Company in respect of the most recently completed fiscal year prior to the Change in Control, (c) the bonus paid or payable (annualized as described above), including any bonus or portion thereof which has been earned or deferred, for the most recently completed fiscal year preceding the Executive's Date of Termination, and (d) 100% of the Executive's target bonus award amount for the year including the Executive's Date of Termination.

               (C)  "Base Amount" shall have the meaning ascribed to such term
                    -----------
in Section 280G(b)(3) of the Code.

               (D)  "Cause" means:
                     -----

                    (i) The willful and continued failure of the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief

Executive Officer believes that the Executive has not substantially performed the Executive's duties;

                    (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company;

                    (iii) personal dishonesty or breach of fiduciary duty to the Company that in either case results or was intended to result in personal profit to the Executive at the expense of the Company; or

                    (iv) willful violation of any law, rule or regulation (other than traffic violations, misdemeanors or similar offenses) or cease-and-desist order, court order, judgment or supervisory agreement, which violation is materially and demonstrably injurious to the Company.

For purposes of the preceding clauses, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon prior approval given by the Board or upon the instructions or with the approval of the Chief Executive Officer or the Executive's superior or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in clauses (i) through (iv) above, and specifying the particulars thereof in detail.

               (E)  A "Change in Control" means:  a change of control of the
                       -----------------
Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that without limitation, a Change in Control shall be deemed to have occurred if:

                    (i) any Person is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions thereto), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                    (ii) a merger or consolidation of the Company is consummated with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power either of the Company's then outstanding securities or of such surviving entity's securities outstanding immediately after such merger or consolidation;

                    (iii) the Company's shareholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power either of the Company's then outstanding securities or of such surviving entity's securities outstanding immediately after such merger or consolidation, provided however that, in the event that such merger or con-solidation has not been consummated by a date which is 180 days after the date of the shareholder vote to approve such merger or consolidation, no Change in Control shall be deemed to have occurred pursuant to this subsection 2.14(E)(iii), without prejudice to the Executive's rights, if any, pursuant to Section 2.11 hereof or, in the event of a subsequent consummation of such merger or consolidation, pursuant to Subsection 2.14(E)(ii) hereof;

                    (iv) the shareholders of the Company approve a plan of complete liquidation or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company's assets;

                    (v) as a result of a proxy contest, individuals who prior to the conclusion thereof constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's shareholders in connection with such proxy contest was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such proxy contest) cease to constitute at least a majority of the Board; or

                    (vi) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

               (F)  "Code" means the Internal Revenue Code of 1986, as amended
                     ----
from time to time.

               (G)  "Coverage Period" means the period, commencing on the date
                     ---------------
on which a Change in Control occurs and ending on the second anniversary date thereof.

               (H)  "Date of Termination" has the meaning assigned to such term
                     -------------------
in Section 2.9(B) hereof.

               (I)  "DSOP" means the ValliCorp Holdings, Inc. Amended and
                     ----
Restated Directors' Stock Option Plan, as last amended effective on May 20, 1996, and any successor or replacement plan thereof.

               (J)  "Exchange Act" means the Securities Exchange Act of 1934, as
                     ------------
amended from time to time.

               (K)  "Excise Tax" means any excise tax imposed under Section 4999
                   ----------
of the Code.

               (L)  "Good Reason" means:
                     -----------

                    (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to either the Potential Change in Control which precedes the Change in Control or the Change in Control or any other action by the Company which results in a diminution in any respect in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                    (ii) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                    (iii) the failure by the Company to increase the Executive's base salary each year after a Change in Control by an amount which at least equals, on a percentage basis, the mean average percentage increase in base salary for all officers of the Company during the two full calendar years immediately preceding a Change in Control;

                    (iv) the Company's requiring the Executive to be based at any office or location that is more than forty (40) miles from the Executive's office or location immediately prior to either the Potential Change in Control which precedes the Change in Control or the Change in Control but only if such change involves a material increase in the employee's cost of living and is not accompanied by a commensurate increase in compensation and benefits;

                    (v) the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to either the Potential Change in Control which precedes the Change in Control or the Change in Control;

                    (vi) the failure by the Company, without the Executive's consent, to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

                    (vii) the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to either the Potential Change in Control preceding the Change in Control or the Change in Control which is material to the Executive's total compensation, including but not limited to the KESOP or DSOP or any substitute or alternative plans adopted prior to either the Potential Change in Control preceding the Change in Control or the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control;

                    (viii) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, disability or other welfare plans, including this Agreement, in which the Executive was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control;

                    (ix) any purported termination by the Company of the Executive's employment after a Change in Control otherwise than in accordance with the termination procedures of Sections 2.9(A) through 2.9(D) hereof; or

                    (x)    any failure by the Company to comply with and satisfy
Section 3.3 of this Agreement.

               (M)  "KESOP" means the ValliCorp Holdings, Inc. Amended and
                     -----
Restated Key Employee Stock Option Plan, as last amended effective on May 20, 1996, and any successor or replacement plan thereof.

               (N)  "Notice of Intent to Terminate" shall have the meaning
                     -----------------------------
assigned to such term in Section 2.9(A) hereof.

               (O)  "Person" shall have the meaning given in Section 3(a)(9) of
                     ------
the Exchange Act, as modified and used in Section 13(d)(3) thereof.

               (P)  "Potential Change in Control" means the occurrence of any of
                     ---------------------------
the following:

                    (i) the Board approves a transaction described in Subsection (ii) or (iv) of the definition of Change in Control contained herein;

                    (ii) the commencement of a proxy contest in which any Person seeks to replace or remove a majority of the members of the Board; or

                    (iii) any Person files an application with the Board of Governors of the Federal Reserve System for approval of the acquisition of more than five percent (5%) of the Company's voting securities, or of any class thereof, under the Bank Holding Company Act of 1956, as amended, or any successor statute thereto, or files a notice of intent to acquire ten percent (10%) or more of the Company's outstanding voting securities, or any class thereof, pursuant to the Change in Bank Control Act or any successor statute thereto.

               (Q)  "Severance Benefits" has the meaning assigned to such term
                     ------------------
in Section 2.6(B) hereof.

               (R)  "Vested Bonus Amount" shall have the meaning assigned to
                     -------------------
such term in Section 2.5 hereof.

SECTION 9.  GENERAL
-------     -------

          9.1  Non-Competition Clause.  In addition to his obligations as an
               ----------------------
executive and whether or not he remains an executive of the Company, the Executive agrees that during the period commencing with the Commencement Date and ending upon termination of employment with the Company, however caused, he will not, without the prior written consent of the Company, engage, directly or indirectly, in any business that competes with the Company for customers of the Company. In the event of a breach by the Executive of this Section 3.1, in addition to other remedies provided by applicable law, the Company will be entitled to issuance of a temporary restraining order or preliminary injunction enforcing its rights under this Section 3.1.

          9.2  Proprietary Information.
               -----------------------

               (A) The Executive agrees to comply fully with the Company's policies relating to nondisclosure of the Company's trade secrets and proprietary information and processes. Without limiting the generality of the foregoing, the Executive will not, during the term of his employment by the Company, disclose any such secrets, information, or processes to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall the Executive make use of any such property for his own purposes or for the benefit of any person, firm, corporation, or other entity (except the Company) under any circumstances during or after the term of his employment, provided that after the term of his employment, this provision shall not apply to secrets, information, and processes that are then in the public domain (provided that the Executive was not responsible, directly or indirectly, for such secrets, information, or processes entering the public domain without the Company's consent).

               (B) The Executive hereby sells, transfers, and assigns to the Company all of the entire right, title, and interest of the Executive in and to all inventions, ideas, disclosures, and improvements, whether patented or unpatented, and copyrightable material, to the extent made or conceived by the Executive, solely or jointly, during the term of this Agreement, except to the extent prohibited by Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit A. The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details, and data pertaining to the aforementioned inventions, ideas, disclosures, and improvements; and, whether during the term hereof or thereafter, the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Executive to permit the Company to file and prosecute any patent applications relating to such inventions, ideas, disclosures, and improvements and, as to copyrightable material, to obtain copyright thereon.

               (C) Trade secrets, proprietary information, and processes shall not be deemed to include information which is:

                    (i)   known to the Executive at the time of the disclosure;

                    (ii) publicly known (or becomes publicly known) without the fault or negligence of the Executive;

                    (iii) received from a third party without restriction and without breach of this Agreement;

                    (iv) approved for release by written authorization of the Company; or

                    (v)   required to be disclosed by law; provided, however,
                                                           --------  -------
that in the event of a proposed disclosure pursuant to this subsection 3.2(C)(v), the recipient shall give the Company prior written notice before such disclosure is made.

          In the event of a breach by the Executive of this Section 3.2, in addition to other remedies provided by applicable law, the Company will be entitled to issuance of a temporary restraining order or preliminary injunction enforcing its rights under this Section 3.2.

          9.3  Successors.  In addition to any obligations imposed by law upon
               ----------
any successor to the Company, the Company shall be obligated to require any successor (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation and benefits from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason during the Coverage Period, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

          9.4  Incompetency.  Any benefit payable to or for the benefit of the
               ------------
Executive, if legally incompetent, or incapable of giving a receipt therefor, shall be deemed paid when paid to the Executive's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company.

          9.5  Death.  Except as otherwise provided herein, this Agreement shall
               -----
inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

          9.6  Notices.  For the purpose of this Agreement, notices and all
               -------
 other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                    To the Company:

                    ValliCorp Holdings, Inc.
                    8405 North Fresno Street
                    Fresno, California  93720

                    Attention:
                    Executive Vice President and General Counsel

                    To the Executive:

                    EDWIN L. HERBERT
                    ValliCorp Holdings, Inc.
                    8405 North Fresno Street
                    Fresno, CA 93720

          9.7  Modification, Waiver.  No provision of this Agreement may be
               --------------------
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          9.8 Entire Agreement.  No agreements or representations, oral or
              ----------------
otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. This Agreement supercedes and replaces the Agreement dated as of July 1, 1995, between the Company and the Executive.

          9.9  Governing Law.  The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the laws of the State of Delaware.

          9.10  Statutory Changes.  All references to sections of the Exchange
                -----------------
Act or the Code shall be deemed also to refer to any successor provisions to such sections.

          9.11  Withholding.  Any payments provided for hereunder shall be paid
                -----------
net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed.

          9.12  Savings Clause.  If any term, covenant, or condition of this
                --------------
Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

          9.13  Authority to Contract.  The Company warrants and represents
                ---------------------
that it has full authority to enter into this Agreement and to consummate the transactions contemplated hereby and that this Agreement is not in conflict with any other agreement to which the Company is a party or by which it may be bound. The Company hereto further warrants and represents that the individuals executing this Agreement on behalf of the Company have the full power and authority to bind the Company to the terms hereof and have been authorized to do so in accordance with the Company's corporate organization.

          9.14  No Assignment of Benefits.  Except as otherwise provided herein
                -------------------------
or by law, no right or interest of the Executive under the Agreement shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of the Executive under this Agreement shall be liable for, or subject to, any obligation or liability of the Executive.

          9.15  Headings.  The headings and captions herein are provided for
                --------
reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement.

          9.16  Force Majeure.  Neither party shall be liable to the other for
                -------------
any delay or failure to perform hereunder, which delay or failure is due to causes beyond the control of said party, including, but not limited to: acts of God; acts of the public enemy; acts of the United States of America, or any State territory, or political subdivision thereof or of the District of Columbia; fires; floods; epidemics; quarantine restrictions; strikes; or freight embargoes. Notwithstanding the foregoing provisions of this Section, in every case the delay or failure to perform must be beyond the control and without the fault or negligence of the party claiming excusable delay.

          9.17  Counterparts.  This Agreement may be executed in counterparts,
                ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.18  Definitions
                -----------

               (A)  "Company" means ValliCorp Holdings, Inc., a Delaware
                     -------
corporation. If the Executive becomes employed by a direct or indirect Subsidiary of ValliCorp Holdings, Inc., the "Company" shall be deemed to refer to the Subsidiary thereof by which the Executive is employed. In such case, references to payments, benefits, privileges or other rights to be accorded by "the Company" shall be deemed to refer to such payments, benefits, privileges or other rights to be provided by the Subsidiary by which the Executive is employed or to ValliCorp Holdings, Inc., as the case may be, to correspond to the corporate entity obligated to make payments or provide benefits, privileges or other rights pursuant to employee benefit plans affected by the provisions hereof, and in the absence of any such existing plans or provisions, such reference shall be deemed to be to ValliCorp Holdings, Inc.

               (B)  "Disability" means that the Executive has been unable to
                     ----------
perform his duties under this Agreement for a period of three (3) consecutive months as the result of his incapacity due to physical or mental illness.

               (C)  "Subsidiary" means any corporation controlled by the
                     ----------
Company, directly or indirectly.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer, thereunto duly authorized, and the Executive has executed this Agreement, all as of the day and year first above written.

                                  VALLICORP HOLDINGS, INC.



                                  By___________________________
                                  Name: J. MIKE McGOWAN
                                  Title: Chairman and Chief
                                         Executive Officer




                                  ------------------------------
                                  EDWIN L. HERBERT

                                   EXHIBIT A
                                   ---------

Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his rights in an invention to his employer shall not apply to an invention that the employee developed entirely on his own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

          (2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.